As filed with the Securities and Exchange Commission on  February 27, 2009

Registration No. 333-156934

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUMOTEXT INCORPORATED
(Name of registrant in its charter)

Nevada	4822	26-0319491
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification
organization)	Classification Code Number)	No.)

2100 Riverdale, Suite 200
Little Rock, Arkansas, 72202
(800) 480-1248
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Incorp Services, Inc.
375 N. Stephanie Street, Suite 1411
Henderson, Nevada, 89014-8909
(702) 866-2500
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee

Common Stock	106,000	$0.70	$74,200	$2.28

Total	106,000	$0.70	$74,200	$2.28

(1) The offering price is the stated, fixed price of $0.70 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUMOTEXT INCORPORATED

RESALE OF
106,000 SHARES OF COMMON STOCK

The selling stockholders listed on page 37 may offer and sell up to 106,000 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.70 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We have generated only limited revenues to date, had working capital of $44,705 as of November 30, 2008, and cash on hand of $198,078 as of November 30, 2008, and have budgeted the need for approximately $480,000 of additional funding during the next 12 months to continue our business operations and an additional $480,000 to expand our operations as planned.  If we are unable to raise adequate working capital for fiscal 2009, we will be restricted in the implementation of our business plan.  If this were to happen, the value of our securities would diminish and we may be forced to change our business plan for fiscal 2009, which would result in the value of our securities declining in value and/or becoming worthless.  If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until a sufficient client base can be established, of which there can be no assurance.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   _________, 2009

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	15
Dividend Policy	15
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons	15
Security Ownership of Certain Beneficial Owners and Management	17
Interest of Named Experts and Counsel	17
Indemnification of Directors and Officers	18
Description of Business	19
Description of Property	26
Management's Discussion and Analysis of Financial Condition and Results of Operations	27
Certain Relationships and Related Transactions	30
Executive Compensation	31
Corporate Governance	33
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	34
Descriptions of Capital Stock	34
Shares Available for Future Sale	35
Plan of Distribution and Selling Stockholders	35
Market for Common Equity and Related Stockholder Matters	39
Additional Information	39
Legal Matters	40
Financial Statements	F-1
Part II	41

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "SUMOTEXT" refer to SUMOTEXT Incorporated, a Nevada corporation, "Common Stock" refers to the common stock, par value $0.0001 per share, of SUMOTEXT Incorporated.

The Company was incorporated in Arkansas on June 8, 2007 as Reminderbox, Inc.  On September 10, 2008, the Company converted into a Nevada corporation and contemporaneously changed its name to SUMOTEXT Incorporated.  Our mailing address is 2100 Riverdale, Suite 200, Little Rock, Arkansas, 72202, our telephone number is (800) 480-1248, and our fax number is (501) 228-4482.

SUMOTEXT owns the rights to the registered internet domain names “www.textmarketing.com” and “www.sumotext.com,” which contain information that the Company does not desire to be incorporated by reference into this Prospectus.

SUMOTEXT is a mobile application service provider (“ASP”) that helps businesses to launch product offers, promotions, and time-sensitive alerts onto mobile phones via text messaging over short codes (“Abbreviated Phone Numbers).  We provide short codes, a short message service (“SMS”) gateway, and campaign management tools to marketers and organizational leaders to enable them to attract, identify, and engage mobile audiences.  We believe that text messaging is a cost-effective means for marketers and organizational leaders to send time-sensitive information to targeted groups.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	106,000 shares by selling stockholders

Common Stock Outstanding Before The Offering:	7,779,806 shares

Common Stock Outstanding After The Offering:	7,779,806 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering.

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:
We have generated limited revenues to date and anticipate the need for approximately $480,000 of additional funding to continue our business operations for the next 12 months and an additional $480,000 to expand our operations, of which there can be no assurance.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Address:	2100 Riverdale, Suite 200
Little Rock, Arkansas, 72202

Telephone Number:	(800) 480-1248

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the three months ended November 30, 2008 and 2007 and the years ending August 31, 2008 and 2007. We derived the summary financial information from our unaudited financial statements for the three month periods ended November 30, 2008 and 2007 and from our audited financial statements for the years ending August 31, 2008 and 2007, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET INFORMATION

	November 30, 2008	August 31, 2008

Cash	$198,078	$329,028
Other current assets	26,707	8,305
preciation) Property and equipment, net of depreciation	208,126	216,342
Total assets	432,911	553,675

Total liabilities	180,080	212,734

Common stock	774	750
Additional paid-in capital	1,018,426	849,550
Stock subscriptions receivable	(68,900)	-
Accumulated deficit	(697,469)	(509,359)
Total stockholders' equity (deficit)	252,831	340,941

STATEMENT OF OPERATIONS INFORMATION

	Three Months Ended November 30,		Year Ended August 31,
	2008	2007	2008	2007

Revenues	$101,436	$-	$83,477	$0
Cost of Revenues	43,200	-	101,015	-

Operating Expenses	246,775	36,193	470,960	22,729

Operating loss	(188,539)	(36,193)	(488,498)	(22,729)

Interest Income	429	441	1,853	15

Net loss	$(188,110)	(35,752)	$(486,645)	(22,714)
Loss per share	(0.03)	(0.01)	(0.08)	(0.00)

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "SUMOTEXT" and words of similar meaning in these Risk Factors refer to the Company):

General

WE HAVE FUTURE CAPITAL NEEDS AND WITHOUT ADEQUATE CAPITAL WE MAY BE FORCED TO CEASE OR CURTAIL OUR BUSINESS OPERATIONS.

We have generated limited revenues to date and anticipate the need for approximately $480,000 of additional funding to continue our business operations for the next 12 months and an additional $480,000 to expand our operations, of which there can be no assurance we will be able to raise.

If financing is available, it may involve issuing securities senior to our Common Stock or equity financings, which are dilutive to holders of our Common Stock.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is a likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.   Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

WE CURRENTLY GENERATE LIMITED REVENUES AND HAVE NOT GENERATED A PROFIT SINCE INCEPTION.

The Company generated limited revenues for the three months ended November 30, 2008 and the year ended August 31, 2008, and has not generated a profit since our inception in June 2007.  We make no assurances that we will be able to generate substantial revenues in the future and/or that we will be able to gain clients in the future to build our business to the point that we generate a profit.

THE SUCCESS OF THE COMPANY DEPENDS HEAVILY ON TIMOTHY MILLER AND HIS INDUSTRY CONTACTS.

The success of the Company will depend on the abilities of Timothy Miller, President and Chief Executive Officer, to generate business from his existing contacts and relationships.  We have a consulting agreement with Mr. Miller’s company, Atreides, LLC, which can be terminated by either party at any time.  The loss of Mr. Miller will have a material adverse effect on the business, results of operations and financial condition of the Company.  In addition, the loss of Mr. Miller may force the Company to seek a replacement who may have less experience, fewer contacts, or less understanding of the business.  Further, we can make no assurances that we will be able to find a suitable replacement for Mr. Miller, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.  The Company currently has a Software Development and Consulting Agreement with Mr. Miller, as described below under “Material Agreements.”

OUR “AFFILIATES” WILL CONTINUE TO EXERCISE MAJORITY VOTING CONTROL OVER THE COMPANY FOLLOWING THIS OFFERING AND WILL THEREFORE EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

Timothy Miller, our sole Director and Chief Executive Officer and President can vote an aggregate of 1,757,700 shares, currently equal to 22.6% of our outstanding Common Stock.  Additionally, three other shareholders, Jim Stevenson, Joe Miller and Doug Cooper, collectively can vote an aggregate of 4,093,497 shares, currently equal to 52.6% of our outstanding Common Stock.  Therefore, Timothy Miller, Jim Stevenson, Joe Miller and Doug Cooper, our “affiliates” will be able to vote 75.2% of our outstanding shares of Common Stock and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Miller as a Director of the Company, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE RESULTS, MAKING ANY INVESTMENT IN US HIGHLY SPECULATIVE.

We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results.  We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts.  Our current and future expense levels are based largely on our investment plans and estimates of future revenue.  As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

OUR LOSSES RAISE DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

We had an accumulated deficit as of November 30, 2008 of $697,469 and a net loss of $188,110 for the three months ended November 30, 2008.  These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate revenues, obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or worthless.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

The mobile phone marketing industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company competes in its market with numerous mobile application providers, many of which have substantially greater financial, managerial and other resources than those presently available to the Company. Numerous well-established companies are focusing significant resources on providing mobile marketing services that currently compete and will compete with the Company's services in the future.  Although we believe that most of our competitors will not be able to combine solid application architecture and features with sufficient human and capital resources to support a long term business model, the Company can make no assurance that it will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products and services, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

OUR GROWTH WILL PLACE SIGNIFICANT STRAINS ON OUR RESOURCES.

The Company is currently in the growth stage, with only a limited client base, and is currently seeking out additional clients and sources of revenue.  The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources as the Company currently has only  six employees and the Company will likely continue to have limited employees in the future.  Furthermore, assuming the Company receives additional contracts, it will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its contracts. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its business, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

Our Articles of Incorporation, generally limit our officers' and Directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he or she is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

IF THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART BECOMES EFFECTIVE, WE WILL BECOME A PUBLIC REPORTING COMPANY, AND WILL INCUR SIGNIFICANT INCREASED COSTS IN CONNECTION WITH COMPLIANCE WITH SECTION 404 OF THE SARBANES OXLEY ACT, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

If the Registration Statement of which this Prospectus is a part, becomes effective, we will become subject to among other things, the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.   The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

ANY FAILURES OF THE MOBILE TELECOMMUNICATIONS NETWORK, THE INTERNET OR OUR TECHNOLOGY MAY REDUCE USE OF OUR SERVICES.

Our business depends on our ability to maintain the satisfactory performance, reliability and availability of our technology. Any server interruptions, break-downs or system failures, including failures caused by sustained power shutdowns, floods or fire causing loss or corruption of data or malfunctions of software or hardware equipment, or other events outside our control that could result in a sustained shutdown of all or a material portion of the mobile networks, the Internet or our technology platform, could adversely impact our ability to provide our services to customers and decrease our revenues.

THE MAJORITY OF THE COMPANY’S CLIENT RELATIONSHIPS ARE ON A MONTH-TO-MONTH BASIS AND THEREFORE SUBJECT TO CANCELLATION TERMINATION OR NON-RENEWAL AT ANY TIME FOR ANY REASON.

The Company commercially launched its service on January 8, 2008.  As of January 1, 2009, the Company serviced over 200 unique, revenue generating clients.   However, the Company does not enter into contracts with its small business clients and/or only enters into month-to-month contracts as is the usual business practice in the Company’s industry .  As a result, approximately 70 percent of Company’s revenue is currently derived from clients who could cancel or terminate their relationships with the Company without any significant notice at any time for any reason.  Consequently, the Company’s revenues could decrease or decline significantly and the Company could be forced to curtail or abandon its business operations, which could cause any investment in the Company to become worthless.

Risks Relating To the Company’s Securities

WE HAVE NEVER ISSUED CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO ISSUE DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our Common Stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our Common Stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of Common Stock. In addition, if a trading market develops for our Common Stock, we may attempt to raise capital by selling shares of our Common Stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute Common Stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL SHARES.

Secondary trading in our Common Stock will not be possible in any state until the Common Stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the liquidity for the Common Stock could be significantly impacted.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, SUCH MARKET MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our Common Stock. In the future, we hope to quote our securities on the Over-The-Counter Bulletin Board (“OTCBB”). However, we can make no assurances that there will be a public market for our Common Stock in the future. If there is a market for our Common Stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for mobile marketing services.

Furthermore, if our Common Stock becomes quoted on the OTCBB in the future, of which there can be no assurance, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock.  Additionally, moving forward we anticipate having a very limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our Common Stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, asked and closing prices) will be entirely arbitrary, will not relate to the actual value of the Company, and will not reflect the actual value of our Common Stock.  Shareholders and potential investors in our Common Stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our Common Stock value, but should instead determine value of our Common Stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF COMMON STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

Pursuant to our Articles of Incorporation, we have 100,000,000 shares of Common Stock authorized. As of February 25, 2009 , we had 7,779,806 shares of Common Stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of Common Stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders.  As a result, the issuance of shares of Common Stock may cause the value of our securities to decrease and/or become worthless.

IF OUR COMMON STOCK IS NOT APPROVED FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD, OUR COMMON STOCK MAY NOT BE PUBLICLY TRADED, WHICH COULD MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

In order to have our Common Stock quoted on the OTCBB, which is our current plan, we will need to first have this Registration Statement declared effective; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, of which we can provide no assurances, we anticipate receiving a trading symbol and having our shares of Common Stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the FINRA, we plan to file a 15c2-11 to quote our shares of Common Stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our Common Stock and it could be difficult for our then shareholders to sell shares of Common Stock which they own. As a result, the value of our Common Stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our Common Stock could become worthless.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of Common Stock by the Selling Stockholders which are offered in this Prospectus.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Director and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our officers and Director are as follows:

Name	Age	Position

Timothy Miller	37	President, Chief Executive Officer, Principal Accounting Officer, Treasurer and Director

Matthew Lozeau	24	Secretary

Timothy Miller

Mr. Miller has been the President, Chief Executive Officer, Principal Accounting Officer, Treasurer and Director of the Company since its inception in June 2007. Prior to founding the Company, Mr. Miller was the owner and President of Golden Care, Inc., a private medical supply company servicing seniors with diabetes and Medicare, from March 2005 to December 2006. While growing Golden Care, Inc., Mr. Miller developed an internal software application to better manage the unique needs of the diabetic supply industry. In 2006 Mr. Miller sold his company and software assets to Fortune 500 company Owens & Minor, Inc. (Ticker: OMI). Prior to starting Golden Care, Inc., Mr. Miller worked as the National Sales Manager for Golden Diabetic Care, Inc. from April 2002 to March 2005.

Prior to his career in medical sales, Mr. Miller spent 8 years in professional services which began in the Electronic Commerce division of Electronic Data Systems (“EDS”) in Plano, Texas, where he completed the a Systems Engineer Development (SED) program. With EDS, Mr. Miller later led the implementation of the industry’s first electronic bill presentment and payment (EBPP) application. In 1999, Mr. Miller left EDS to lead the launch of IBM's EBPP National Practice in New York. Tim was on point as his teams successfully sold and implemented over approximately 60 complex EBPP projects around the globe to the world’s largest financial services, telecommunications, and public utility companies.

Mr. Miller has a BBA from the University of Arkansas at Little Rock and lives in Little Rock, Arkansas with his wife and three children.

The Company entered into a Software Development and Consulting Agreement with Mr. Miller on January 1, 2007, which was amended in February 2009. This agreement is described in more detail above under “Material Agreements.”

Matthew Lozeau

Mr. Lozeau has served as our Secretary since February 2009.  Since August 2008, Mr. Lozeau has been employed by the Company in sales support.  From August 2006 to September 2008, Mr. Lozeau was employed as a waitperson at Red Lobster.  From May 2005 to September 2005, Mr. Lozeau served as a lab technician with Ouachita Baptist University in Arkadelphia, Arkansas.

Our Director and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Independence of Directors

As our common stock is not publicly traded, we are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Audit Committee and Financial Expert

The Company is not required to have an audit committee and as such, does not have one.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, consisting solely of Mr. Miller, evaluated the business of the Company and the number of employees and determined that since the business is operated by one person who is the Chief Executive Officer, President and sole Director, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of Common Stock as of February 25, 2009 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of Common Stock based on 7,779,806 shares outstanding as of February 25, 2009, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Timothy Miller President, Chief Executive Officer, Principal Accounting Officer, Treasurer and Director 2100 Riverdale, Suite 200 Little Rock, Arkansas 72202	1,757,700	22.6%
Matthew Lozeau Secretary	3,000	*
Jim Stevenson 3028 Steeplegate Drive Germantown, Tennessee 38138	1,640,520	21.1%
Doug Cooper P.O. Box 37, CR 1030 Henderson, Arkansas 72544	1,340,334(1)	16.9%(2)
Joe Miller (3) VP of Sales (Non-Executive Position) 1040 Biscayne Boulevard Suite 1007 Miami, Florida 33132	1,255,500	16.1%
Eric Woods 7454 East Whistling Wind Way Scottsdale, Arizona 85255	602,640	7.7%
Sharon Miller (4) 38 Pamela Drive Little Rock, Arkansas 72227	552,420	7.1%
All Officers and Directors as a Group (2 persons)	1,760,700	22.6%

*  Represents less than 1%.

(1) Includes warrants to purchase 142,857 shares of the Company’s Common Stock at an exercise price of $0.70 per share. The warrants expire in October 2011.

(2) Assumes the exercise of all outstanding warrants held by Mr. Cooper.

(3) Brother of our Chief Executive Officer and Director, Timothy Miller.

(4) Mother of Timothy Miller, our sole Director and Joe Miller (see footnote 3 above).

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

EXPERTS

The financial statements of the Company as of August 31, 2008 and 2007, included in this Prospectus, have been audited by Malone & Bailey, PC, our independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officer or Director against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Prospectus.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

Overview

The Company was incorporated in Arkansas on June 8, 2007 as Reminderbox, Inc.  On September 10, 2008 the Company converted into a Nevada corporation and contemporaneously changed its name to SUMOTEXT Incorporated.  Our mailing address is 2100 Riverdale, Suite 200, Little Rock, Arkansas, 72202, our telephone number is (800) 480-1248, and our fax number is (501) 228-4482.

On or about June 27, 2008, the Company filed Articles of Amendment to its Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 100,000 shares to 100,000,000 shares.

On or about June 30, 2008, the Company’s shareholders approved a 16,740:1 forward stock split of our issued and outstanding shares of Common Stock (the “Forward Split”), with an effective date of June 30, 2008.  The effects of the Forward Split are retroactively affected throughout this Registration Statement, unless otherwise noted.

SUMOTEXT is a short code application provider that enables any business to instantly launch product offers, promotions, and time-sensitive alerts into the mobile channel – a channel previously only accessible by the largest brands and media companies.  We provide a proprietary Short Message Service (“SMS”) gateway and campaign management tools to marketers and organizational leaders that enable them to attract, identify, and engage mobile audiences.  We believe that text messaging is a cost-effective means for marketers and organizational leaders to distribute time-sensitive information to targeted groups.  By reserving and promoting identifiable keywords on one of our mobile short codes, our clients leverage our platform, carrier relationships, and campaign management tools to begin engaging their most valued customers on their mobile device.

We are not a Reseller

SUMOTEXT is not a sales organization that private-labels another company's SMS gateway and tools. We operate our own SMS gateway and offer our clients a 100% proprietary, 100% in-house code base to manage mobile marketing and alert programs over short codes. Each of our packaged solutions are 'ready-to-go' and provide our clients the reliability, real-time compliance, and flexibility they expect from industry experts who do nothing but SMS over short codes.

SMS and the Mobile Channel

“Text Message” and “SMS” are terms that are often used synonymously. “SMS” stands for Short Message Service and is the communication protocol that mobile devices use to send and receive text messages.  The Company anticipates that the number of text messages sent in the United States will grow rapidly over the next few years, of which there can be no assurance.  This anticipated growth and popularity can partly be explained by the immediate, personal, concise, and unobtrusive nature of a 160-character text message.

The Process

Taking cues from Asia and Europe, U.S. wireless carriers (through the Cellular Telecommunications and Internet Association (“CTIA”)) created the Common Short Code Administration (“CSCA”) as an entity to regulate access to the SMS channel.  A ‘Short Code’ is a 5 or 6 digit abbreviated phone number that is used to address SMS. Short Codes provide consumers a trusted method to ‘Opt-in’ and ‘Opt-out’ of marketing campaigns and alert services.  Short Codes also identify application and content providers and keep spammers and unsolicited marketers out of wireless networks. Each Short Code has to be independently approved then provisioned by each wireless carrier to gain access to that network.  A Short Code can be shared by multiple content providers if it is managed by an approved application provider like SUMOTEXT with a system capable of differentiating between program traffic through the use of keywords.

The Benefits

When someone opts-in to one of our client’s Keywords on one of our Short Codes:

•	Our client has identified someone very likely to buy, attend, or participate in the client’s service;
•	Our client has received permission to send them text messages;

•	Our client can reach them instantly - anytime and anywhere - with a 95% read rate; and
•	Our client provides their customer a trusted method to ‘Opt-Out’ at any time.

The Players

       “CSCA” – The Common Short Code Administration leases common short codes to Content Providers and Application Providers.

      “Content Providers”– Provide the services, promotions, news, alerts, and premium content that end-users request or subscribe to via SMS over a common short code.

      “Application Providers” – Offer provisioned short codes and specialize in software and hosting solutions that help content providers launch and manage mobile marketing campaigns, alert services, and mobile commerce.

       “Connection Aggregators” – Have the exclusive and authorized connections to multiple wireless carriers and enable Content Providers and Application Providers to access these wireless networks from a single bind or connection (typically via short message peer to peer protocol (“SMPP”)).

       “Wireless Service Providers” – Provide mobile phone service to consumers and individually provision (approve) short code programs seeking recognition on their network.

Access to Wireless Networks

There are only 2 ways to get SMS transactions into the networks of wireless carriers. If you have your own short code, you can go directly to one of the industry's Connection Aggregators and begin developing a custom application based on their supplied Extensible Markup Language (“XML”) schema or, you can license a 'ready to go' solution from an Application Provider like SUMOTEXT that offers both shared and dedicated short codes.

Though application service provider (“ASP”) model solutions offer tremendous cost savings and speed to market, they have traditionally presented challenges for marketers and organizational leaders who want to modify these solutions or integrate them with in-house systems and data sources.

Our Client's Problem

The Law of the Vital Few

The Pareto Principle – also known as the Law of the Vital Few – suggests that 80% of a company’s sales come from 20% of its customers.  This principal was the foundation for the gaming and casino industry’s highly successful marketing strategy - the ‘Player’s Club’ (basically a way to track the wagering habits of a casino’s customers with individualized “reward” cards). While similar customer identification strategies have since been adopted by other business sectors, the Company believes that until now, email and direct mail campaigns were the only channels capable of leveraging these databases for targeted communications. With the decline of e-mail read rates, and the high-costs and long lead times associated with direct mail, marketers need a more efficient and effective channel to attract and reward their most valued customers.

SUMOTEXT Solutions

Campaign Management Tools

To manage a customer’s mobile campaigns, SUMOTEXT provides a suite of .NET software applications. All of these applications are 'ready to go' with all of the features and functions that marketers and organizational leaders need to instantly launch their mobile loyalty, rewards, and alert programs. However, unlike other managed solutions that are 'ready to go,' our platform was architected to support the inevitable need for customization.

Though each of our packaged applications share and leverage the basic features required to manage shared or dedicated short codes, our unique application framework allows us to release and support a multitude of front end variations - some designed for specific industries, and some for specific clients. When combined with our published web services and application program interfaces (“API”), we believe our clients can leverage all the benefits of a packaged solution partner without sacrificing creative control.

Short Code Gateway

The SUMOTEXT short code gateway houses our data layer and SMS transaction engine. The gateway provides distributed connectivity to aggregators and flexible access for integration with external systems and data sources.  The gateway is managed by a highly sophisticated business logic layer that allows our campaign management tools to be leveraged across a broad customer base and geography. For example, business rules can be defined that process and route SMS transactions differently based on the country, aggregator, short code, keyword, client ID, program ID, or carrier ID.

Our gateway’s distributed network architecture maintains multiple Short Message Peer-to-Peer (“SMPP”) binds to our SMS aggregation partners with service level agreements that can support a throughput of up to 40 messages per second.  In the U.S., this provides our clients an authorized and reliable 2-way connection with fourteen (14) wireless networks, including: AT&T, Sprint, T-Mobile, Verizon Wireless, Alltel, Virgin Mobile, Cellular South, Boost Mobile, Midwest Wireless, Suncom, US Cellular Corp., Cincinnati Bell, Rural Cellular Corp., and the East Kentucky Network.

The Call to Action

A ‘Call to Action’ can be included in an email or posted as an in-store display that invites customers to ‘opt-in’ by texting a keyword to a short code.

For Example:

Target Markets

We believe our solutions will appeal to any business that currently collects email addresses from its customers. However, the most compelling applications are found when our clients have time sensitive information to distribute. As such, we have targeted political campaigns, professional sports venues and teams, staffing agencies, direct-selling organizations, retail and restaurant brands, real estate brokers, school systems, churches, and non-profits.

Market Trends

According to Entrepreneur.com’s 2008 ‘Hot List’ – Mobile Content: “Mobile content is a tricky business to dive into. Ring tones are passé and gaming has been slow to catch on, but messaging and video services are ready for growth. That means it's a good time for entrepreneurs to crank up their market savvy and get involved in mobile content.”

According to a September 2008 article at CNET.com, the CTIA recently reported that Americans sent approximately 75 billion text messages in the month of June 2008 compared to 28.8 billion text messages sent in June 2007, an increase of 160% in just one year.  Further, according to a December 2007 report by internetretailer.com, eMarketer projects that the revenues received by mobile operators from third parties to pay for network delivery charges for text message marketing campaigns is estimated to be $6.44 billion for 2009 and $11.96 billion for 2011.  The Company believes that these figures indicate that there is a strong market for text message marketing.

Customers

The Company commercially launched its service on January 8, 2008.  As of October 1, 2008, the Company serviced over 160 unique, revenue generating clients.  The majority of the Company’s client relationships are on a month-to-month basis.  Notable current clients include the following:

Thorntons Inc. (“Thorton’s”) - Operates 158 gasoline/convenience stores throughout the Midwest. Thornton’s corporate office has contracted with SUMOTEXT to provide mobile marketing services to 17 stores to date with plans to expand to additional locations in 2009.

T. Boone Pickens - A renowned energy entrepreneur, created an energy policy proposal named the ‘Pickens Plan.’ The Pickens Plan has contracted with SUMOTEXT to identify, alert, and inform the plan’s supporters via SMS over a dedicated short code (20700). The Pickens Plan calls for building new wind generation facilities and using natural gas as a transportation fuel. The plan suggests that by reducing America’s dependence on foreign oil by 20%, Americans will save $700 billion annually.

Westside Rentals (“Westside”) - Is one of the highest volume outdoor advertisers in the State of California. Westside provides leasing services to landlords in California and has contracted with SUMOTEXT to provide mobile property descriptions via a dedicated short code (27368) to anyone who sees a ‘For Rent’ sign in front of a house, condo, or apartment building. SUMOTEXT also provides Westside the ability to send daily mobile alerts to members who have requested specific inventory alerts for properties in neighborhoods or zip codes based on their alert profile.

Maps.com - Provides custom maps to newspapers that visually display available homes for sale on the map with an icon indicating the location on the map that is associated with a corresponding Keyword legend. SUMOTEXT enables these readers to text the property ID to a dedicated short code (52732) and receive instant property details sent to their mobile device via SMS.

It is common in SUMOTEXT’s industry to allow ‘small business’ clients access to services such as SUMOTEXT’s on a month-to-month basis, while also paying SUMOTEXT higher transactional fees.  It is also common for larger clients, who desire volume discounts on transaction fees, to sign annual agreements.  SUMOTEXT currently provides its services to ‘small businesses’ without contracts on a month-to-month basis and to larger clients through annual contracts.

Sales and Marketing Strategy

Local Relationship Managers Targeting Small Business Accounts

In addition to the Company’s marketing, advertising, and business development efforts, the Company currently attempts to grow its client base through a nationwide network of over 20 outside sales representatives who call on businesses and are compensated by commissions only.  The Company hopes to add 10 additional representatives to the field by the end of 2009, funding permitting.  For this strategy to be successful, the compensation package must contain both short term and long term incentives. This requires the Company to advance commissions that are greater than the initial payments by customers.

Commissions are paid to “Relationship Managers,” who work for us as independent contractors as follows:

Relationship Managers are generally advanced a 6-month commission equal to 100% of the projected revenue on small business accounts. If the client later breaches the contract and/or fails to pay for the services rendered, the balance of the contract is deducted from the commission due from another account.

Once a Relationship Manager has sold at least 30 small business accounts and maintains ongoing performance quotas, they are eligible for renewal commissions – i.e. eligible to receive an additional 6-month commission if their client has met certain enrollment and transaction milestones during the first 6 months that predict the continued payment for the Company’s service. For qualifying Relationship Managers, this equates to a 100% commission on all Year-1 revenue on small business accounts.

Our Relationship Mangers can be terminated by either party at any time with 30 days prior written notice, provided that if we terminate the relationship without cause, we agree to pay such contractors a severance fee of 100% of the first 12 months of subscription plan revenue on each account.  One half of such severance payments are paid on the effective date of termination with the remaining half of the payments to be paid at the rate of 1/6 of such remaining payments per month for a period of six months following the contractors termination.

Business Model

Through the combined message traffic of our clients, the Company achieves transaction (“TXN”) volume discounts from aggregators and network operators only attainable by the largest media companies with similar shared Short Codes. The Company’s services are provided via a SaaS (“Software as a Service”) model with monthly subscription fees packaged by industry or application to include a limited number of keywords, a number of TXN’s, and a price for each overage TXN.

Competition

Though there are dozens of application providers with proprietary short code marketing technology and solutions, we believe that only a small percentage combine solid application architecture and features with sufficient human and capital resources to support a long term business model, such as we currently believe we do. We have developed a proprietary, feature-rich short code campaign management toolset that is connected to our proprietary and robust SMS gateway. This fully operational system combined with our existing staff of developers and subject matter experts currently support over 200 unique clients that pay for our services each month. Although we have not yet generated net income, we believe that by raising additional capital in the future it will allow us to continue to invest in product enhancements, sales and marketing personnel, and advertising programs that will continue to attract new customers and grow our revenues.  We believe that moving forward, assuming we can raise additional capital after the effectiveness of our registration statement, of which this Prospectus is a part, through the sale of debt or equity securities, gain additional clients through advertising, and retain the clients we currently have, that our systems and customer base will produce monthly revenues that exceed the monthly fixed costs that would be required to sustain that revenue.

We believe that our proprietary technology and capabilities in combination with our diversified customer base, recurring revenues, and manageable cost structure places us within the top ten of all United States short code application providers.

Our major direct competitors include: GoLiveMobile, iLoopMobile, MobileStorm, 3CInteractive, 2ergo, and HipCricket.

Forms of Competition

The principal methods of competition in SUMOTEXT’s industry include a) features, b) price, c) service, and d) compliance. In relation to our competition:

a.
Our system’s core features are consistent with the rest of the industry – although we provide several unique features not commonly found in our competitors products, such as 1) dynamic tokens (which allow our clients to dynamically insert variables into messages), 2) ad-hoc queries (which allow non-technical personnel to easily query, filter, and organize large subscriber lists into groups), 3) an associated mobile website for each keyword, 4) an associated mobile web form for each keyword, and 5) real-time delivery reports. However, unlike some competing application providers, SUMOTEXT does not provide ‘premium’ message services (i.e. where the end-user can be charged a fee on their phone bill to subscribe to premium content offered by our clients) or multi-media message services (where the messages can contain images or sounds).

b .
Our cost structure and associated pricing model are consistent with the other high-volume short code application providers in our industry that are able to commit to purchasing over 1,000,000 mobile terminated messages each month directly from the wireless carrier’s designated connection aggregators. However, SUMOTEXT believes that its willingness and ability to keep its ‘minimum monthly service fees’ lower than its competitors has been and will continue to be an advantage in regards to competition from competitors.

c .
We believe that our system’s local representative service model is an advantage over the vast majority of competitors in our industry. It has consistently been reported to us by current and prospective clients how difficult it is to reach our competitors by phone and the additional difficulty to arrange timely conversations with subject matter experts. SUMOTEXT currently averages less than 3 missed calls (unanswered calls that go to voice mail) per week into its corporate 1-800 number and we offer our clients a nation-wide network of local relationship managers that assist with both the initial training as well as ongoing support.

d.
We believe that our system offers compliance features that are superior to our competitors because each and every message sent from our system is compiled at run-time. Unlike our competitors who allow their clients to compose standard responses to various mobile originated requests and events, our system is able to package and respond with messages that are potentially different for each wireless carrier. We call this ‘real-time’ compliant because as carrier requirements change, we are able to make system changes that keep all of our client’s keyword campaigns instantly compliant.

Material Agreements

On our about January 1, 2007, the Company entered into a Software Development and Consulting Agreement with Timothy Miller in his capacity as President of Atreides, LLC (the “Atreides Agreement”). Timothy Miller is the Chief Executive Officer, President and sole Director of the Company. Although the Company was not incorporated until June 2007, the Company entered into the Atreides Agreement in contemplation of its formation . Pursuant to the Atreides Agreement, Timothy Miller agreed to provide software development and consulting services at the request of the Company on a time and expenses basis. The agreement provides that the primary purpose of the engagement of Mr. Miller is to continue the computer programming development of a mobile marketing software application and SMS Gateway, including a suite of .NET software applications and backend system framework of databases and application servers. The Atreides Agreement provides that Mr. Miller will plan the activities and staffing of projects assigned to him by the Company, but if the Company wishes to reduce the hours required for a project after it is assigned, the reduction will not take effect until at least 30 days from the date of notice to Mr. Miller. The Atreides Agreement also provides that Mr. Miller will be compensated at the rate of $9,000 per month plus expenses. Further, Mr. Miller will not be liable for claims made by third parties against the Company for lost profits or damages.

The agreement provides that Mr. Miller agrees to assign to the Company the copyrights to any code, application, module or design developed for the Company under the Atreides Agreement, as well as all product source code. Mr. Miller also agreed not to disclose any confidential or proprietary information during the term of the agreement or for two years following the termination of the agreement. The agreement provides that Atreides, LLC shall not be deemed an agent of the Company or have the authority to act on behalf of the Company. Lastly, the Company agreed to indemnify Mr. Miller from any claims that arise from the use or distribution of any application developed for the Company under the Atreides Agreement, and Mr. Miller agreed to indemnify the Company for any cost or damages that arise out of an action alleging that Mr. Miller’s use of development software or tools constitute an infringement of any United States intellectual property right of a third party. The Atreides Agreement may be terminated at any time by either party in writing. As of August 31, 2008, the Company had paid Mr. Miller a total of $188,900 pursuant to the terms of the Atreides Agreement for the years ended 2007 and 2008.  The Atreides Agreement can be cancelled at any time by either party, with notice to the non-terminating party.

On or about January 1, 2007, the Company entered into a Software Development and Consulting Agreement with Eric Woods in his capacity as President of DataMethodology, LLC (the “DataMethodology Agreement”). Eric Woods currently holds 7.89% of the Company’s common stock. Although the Company was not incorporated until June 2007, the Company entered into the DataMethodology Agreement in contemplation of its formation. Pursuant to the DataMethodology Agreement, Eric Woods agreed to provide software development and consulting services at the request of the Company on a time and expenses basis. The agreement provides that the primary purpose of the engagement of Mr. Woods is to continue the computer programming development of a mobile marketing software application and SMS Gateway, including a suite of .NET software applications and backend system framework of databases and application servers. The DataMethodology Agreement provides that Mr. Woods will plan the activities and staffing of projects assigned to him by the Company, but if the Company wishes to reduce the hours required for a project after it is assigned, the reduction will not take effect until at least 30 days from the date of notice to Mr. Woods. The DataMethodology Agreement also provides that Mr. Woods will be compensated at the rate of $10,000 per month plus expenses. Further, Mr. Woods will not be liable for claims made by third parties against the Company for lost profits or damages.

The agreement provides that Mr. Woods agrees to assign to the Company the copyrights to any code, application, module or design developed for the Company under the DataMethodology Agreement, as well as all product source code. Mr. Woods also agreed not to disclose any confidential or proprietary information during the term of the agreement or for two years following the termination of the agreement. The agreement provides that Mr. Woods shall not be deemed an agent of the Company or have the authority to act on behalf of the Company. Lastly, the Company agreed to indemnify Mr. Woods from any claims that arise from the use or distribution of any application developed for the Company under the DataMethodology Agreement, and Mr. Woods agreed to indemnify the Company for any cost or damages that arise out of an action alleging that Mr. Woods’s use of development software or tools constitute an infringement of any United States intellectual property right of a third party. The DataMethodology Agreement may be terminated at any time by either party in writing. As of August 31, 2008, the Company had paid Mr. Woods a total of $200,515 pursuant to the terms of the DataMethodology Agreement for the years ended 2007 and 2008.  The DataMethodology Agreement can be cancelled at any time by either party, with notice to the non-terminating party.

In February 2009, we entered into amendments to the agreements with Atreides and DataMethodology to clarify those agreements.  The agreements were each amended to remove the right of Atreides and DataMethodology to hold a security interest over the intellectual property they develop for us and to remove language regarding Atreides’ and DataMethodology’s ownership of certain intellectual property they create while performing services on our behalf.  Additionally, the Atreides Agreement was amended to clarify that Atreides, and not Mr. Miller, has no right to take actions in the name of and/or bind the Company.  The effects of the amendments are reflected in the discussion of the agreements, above.

Intellectual Property

SUMOTEXT Incorporated owns the rights to the registered internet domain names “www.textmarketing.com” and “www.sumotext.com,” which contain information that the Company does not desire to be incorporated by reference into this Prospectus.  Other than these trademarks, the Company does not own any patents or licenses related to its products or services or any copyrights or additional trademarks.

Employees

As of the date of this Prospectus, we have six (6) full-time employees, including four (4) employees at our primary office located in Little Rock, Arkansas, one (1) employee in Florida and one (1) employee at our co-managed data center location in Scottsdale, Arizona.  We use contract employees and have approximately twenty (20) sales representatives who are paid entirely on commissions.  We have a consulting agreement with our Chief Executive Officer and Director, Timothy Miller, and with our Chief Technology Officer, Eric Woods, who holds a non-executive position with the Company, as described above.  We do not have any agreements in place with our Secretary, Matthew Lozeau.

Description of Property

On January 22, 2009, the Company entered into a Sub-Sub Lease Agreement to rent approximately 1,325 usable square feet of office space at 2100 Riverdale Drive, Little Rock, Arkansas. The lease has a term of 17 months, beginning on February 1, 2009 and ending on June 30, 2010. The monthly rental cost during the term of the lease is $1,670, plus the Company’s pro-rata proportion of the utility costs of the buildings total utilities, plus an additional payment equal to the Company’s cost of the office space build out relating to the leased office space, not to exceed $1,980, financed over the 17 month term of the lease at the rate of 5% per annum.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

COMPARISON OF OPERATING RESULTS

THREE MONTHS ENDED NOVEMBER 30, 2008 COMPARED TO THE THREE MONTHS ENDED NOVEMBER 30, 2007

We had revenues of $101,436 for the three months ended November 30, 2008, consisting entirely of $101,436 of revenues in connection with subscription services, compared to no revenues for the three months ended November 30, 2007, a $101,436 increase in revenues from the prior period. We earned no revenues during the three months ended November 30, 2007 because we did not commercially launch our service until January 8, 2008.

We had $43,200 of cost of revenues for the three months ended November 30, 2008, compared to no cost of revenues for the three months ended November 30, 2007.

We had a gross margin of $58,236 for the three months ended November 30, 2008, compared to a gross margin of $0 for the three months ended November 30, 2007.

We had selling, general and administrative expenses of $234,039 for the three months ended November 30, 2008, compared to selling, general and administrative expenses of $35,327 for the three months ended November 30, 2007, an increase in selling, general and administrative expenses of $198,712 from the prior period.  The increase in selling, general and administrative expenses was mainly due to increased spending in connection with auditing and legal expenses by the Company, as well as increased commissions, consulting and maintenance fees for the Company’s software during the three months ended November 30, 2008 compared to the prior period, and due to the fact that the Company did not begin commercially selling its services until January 2008.

We had depreciation and amortization expenses of $12,736 for the three months ended November 30, 2008, compared to depreciation and amortization expenses of $866 for the three months ended November 30, 2007, an increase of $11,870 from the prior period.  This increase in depreciation and amortization expenses is attributable to the fact that the Company did not begin commercially selling its services until January 2008.

We had a loss from operations of $188,539 for the three months ended November 30, 2008, compared to a loss from operations of $36,193 for the three months ended November 30, 2007, an increase in loss from operations of $152,346 from the prior period. The increase in loss from operations was attributable to the $198,712 increase in selling, general and administrative expenses and the $12,736 increase in depreciation and amortization expenses, partially offset by the $101,436 increase in revenues for the three months ended November 30, 2008 compared to the three months ended November 30, 2007.

We had interest income for the three months ended November 30, 2008 of $429, compared to interest income of $441 for the three months ended November 30, 2007, a decrease in interest income of $12 from the prior period.

We had a net loss of $188,110 for the three months ended November 30, 2008, compared to a net loss of $35,752 for the three months ended November 30, 2007, an increase in net loss of $152,358 from the prior period.  The increase in net loss was mainly attributable to the $198,712 increase in selling, general and administrative expenses and the $11,870 increase in depreciation and amortization expenses, partially offset by the $101,436 increase in revenues for the three months ended November 30, 2008, compared to the three months ended November 30, 2007.

The current economic environment has forced most businesses in the U.S. to reduce spending and investments which has delayed the wide-spread adoption of new technologies and channels like mobile marketing via short codes. Fortunately, we believe that because our services provide our clients an immediate return on investment and because we have been able to grow our customer base and revenue each month by identifying early adopters who recognize the benefits to creating a mobile connection with their customers, we have not seen any material decrease in our revenues due to the current economic environment.  Moving forward, if the U.S. economy fails to rebound and/or falls further into a recession, our results of operations could be materially adversely affected as businesses are forced to spend less money on advertising and specifically on advertising in new technologies such as ours.

YEAR ENDED AUGUST 31, 2008 COMPARED TO THE YEAR ENDED AUGUST 31, 2007

We had revenues of $83,477 for the year ended August 31, 2008, consisting entirely of $83,477 of revenues in connection with subscription services, compared to no revenues for the year ended August 31, 2007, an $83,477 increase in revenues from the prior year. We earned no revenues during the year ended August 31, 2007 because we were not incorporated until June 8, 2007 and did not commercially launch our service until January 8, 2008.

We had $101,015 of cost of revenues for the year ended August 31, 2008, compared to no cost of revenues for the year ended August 31, 2007.

We had a gross loss of $17,538 for the year ended August 31, 2008, compared to a gross loss of $0 for the year ended August 31, 2007.

We had selling, general and administrative expenses of $436,447 for the year ended August 31, 2008, compared to selling, general and administrative expenses of $21,997 for the year ended August 31, 2007, an increase in selling, general and administrative expenses of $414,450 from the prior period.  The increase in selling, general and administrative expenses was mainly due to increased spending by the Company in connection with auditing and legal expenses by the Company, as well as increased commissions, consulting and maintenance fees for the Company’s software during the year ended August 31, 2008 compared to the prior year, due to the fact that the year ended August 31, 2007 represented a period of less than three months, as the Company was not incorporated until June 8, 2007.  Furthermore, the Company did not begin commercially selling its services until January 2008.

We had depreciation and amortization expenses of $34,513 for the year ended August 31, 2008, compared to depreciation and amortization expenses of $732 for the year ended August 31, 2007, an increase of $33,781 from the prior year.  This increase in depreciation and amortization expenses is attributable to the smaller amount of time represented by the results of operations for the year ended August 31, 2007 (approximately three months) compared to the year ended August 31, 2008 (a full twelve months), as discussed above.

We had a loss from operations of $488,498 for the year ended August 31, 2008, compared to a loss from operations of $22,729 for the year ended August 31, 2007, an increase in loss from operations of $465,769 from the prior period. The increase in loss from operations was attributable to the $414,450 increase in selling, general and administrative expenses and the $33,781 increase in depreciation and amortization expenses, offset by the $83,477 increase in revenues for the year ended August 31, 2008 compared to the year ended August 31, 2007.

We had interest income for the year ended August 31, 2008 of $1,853, compared to interest income of $15 for the year ended August 31, 2007, an increase in interest income of $1,838 from the prior year.

We had a net loss of $486,645 for the year ended August 31, 2008, compared to a net loss of $24,714 for the year ended August 31, 2007, an increase in net loss of $461,931 from the prior year.  The increase in net loss was mainly attributable to the $414,450 increase in selling, general and administrative expenses and the $33,781 increase in depreciation and amortization expenses, partially offset by the $83,477 increase in revenues for the year ended August 31, 2008, compared to the year ended August 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

We had current assets of $224,785 as of November 30, 2008, which included cash of $198,078, $2,804 of accounts receivables, employee receivables of $13,805, $7,598 of advances to shareholder and $2,500 of deposits.

We had total assets of $432,911 consisting of total current assets of $224,785, and property and equipment, net of accumulated depreciation, of $208,126 as of November 30, 2008.

We had total liabilities consisting solely of current liabilities of $180,080 as of November 30, 2008, which included $14,400 of accounts payable and accrued liabilities, $2,400 of accrued expenses, $3,280 of deferred revenue and $160,000 of current portion of notes payable in connection with the $160,000 loan from Jim Stevenson obtained in June 2007, as described below.

We had working capital of $44,705 and a total accumulated deficit of $697,469 as of November 30, 2008.

We had net cash used in operating activities of $206,155 for the three months ended November 30, 2008, which was due to $188,110 of net loss, $2,804 of increase in accounts receivables, $8,000 of increase in receivables from officers and employees, $11,257 of decrease in accounts payable and $8,720 of deferred revenue, partially offset by $12,736 of depreciation and amortization.

We had net cash used in investing activities of $4,520 for the three months ended November 30, 2008, consisting solely of $4,520 of purchase of property and equipment.

We had $79,725 of net cash provided by financing activities during the three months ended November 30, 2008, which represented $100,000 of proceeds from the issuance of stock offset by $20,275 of payments on advances from shareholder.

In June 2007, the Company borrowed $160,000 from Jim Stevenson through a promissory note.  Mr. Stevenson is a shareholder of the Company.   The promissory note bears no interest and has no collateral and is due and payable upon (1) the sale of the Company’s business or the liquidation of a majority of its assets or (2) the Company reaching “a level of profitability” and a majority of the Company’s shareholders voting to repay the note before the sale of the Company or the liquidation of its assets.  Pursuant to the terms of the note, it must be paid in whole or in part before any other debt obligations of the Company beyond normal operating costs.  The $160,000 loan remained outstanding as of November 30, 2008.

In April 2008, the Company borrowed $20,000 from Ray Miller, the father of Timothy Miller, with no interest and due on demand.  In May 2008, the loan was repaid.  Ray Miller was a shareholder of the Company but died in July 2008.  He is survived by his wife, Sharon Miller, who is the beneficial owner of his shares in the Company.

In October 2008, we issued an aggregate of 142,857 units to Doug Cooper, each unit consisting of one share of our Common Stock and one warrant to purchase one share of our Common Stock at an exercise price of $0.70 per share, for aggregate consideration of $100,000.  The warrants expire in October 2011.

From November 2008 to December 2008, the Company sold a total of 137,429 shares of Common Stock for an aggregate of $96,200 to certain investors through a Private Placement Memorandum offering.

The Company estimates the need for approximately $480,000 of additional funding during the next 12 months to continue our business operations and an additional $480,000 to expand our operations as planned.  These amounts are based on the fact that the Company’s approximate current monthly burn rate is $80,000 per month, and the fact that the Company generates monthly revenues of approximately $40,000, leaving $40,000 per month which is needed to be raised to continue the Company’s operations.  The Company anticipates that by increasing its current burn rate by 50%, to $120,000 per month ($120,000 versus $80,000, which would require the need for an additional $480,000 in funding over the next 12 months), it could aggressively expand its marketing and advertising efforts, as well as being able to add additional staff.  If we are unable to raise adequate working capital for fiscal 2009, we will be restricted in the implementation of our business plan.  We estimate that we continue to operate through May 31, 2009 with our cash on hand if no additional funding is raised.

Assuming that our registration statement of which this Prospectus is a part is declared effective by the Commission, we plan to seek out additional debt and/or equity financing; however, we do not currently have any specific plans to raise such additional financing at this time.  We believe that by becoming a reporting company and becoming subject to the filing requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, as well as by engaging a market maker to quote our common stock on the OTCBB (as is our current plan) we will be able to make an investment in the Company more attractive to potential investors, which will help facilitate our ability to raise capital, of which there can be no assurance. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Critical Accounting Policies:

Revenue Recognition

The Company generates revenue through SaaS (Software as a Service) monthly service subscriptions fees. The Company’s revenue transactions include set-up fees and recurring monthly subscription payments from small businesses and brand companies that desire to create mobile loyalty and rewards programs. The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee is fixed or determinable, and collectability is probable.

The Company recognizes revenue in accordance with Emerging Issues Task Force (EITF) Issue No. 00-3, Application of AICPA Statement of Position No. 97-2, Software Revenue Recognition, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware, and Staff Accounting Bulletin No. 104, Revenue Recognition in the Financial Statements. EITF Issue No. 00-3 states that a software element covered by SOP 97-2 is only present in a hosting arrangement if the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty and it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software. The Company’s hosting arrangements do not allow the customer the contractual right to take possession of the software during the hosting period; accordingly, the hosting arrangements are considered service contracts. Revenues are recognized as the subscription services are provided.  Amounts collected prior to subscription use being provided are recorded as deferred revenue.

Internally Developed Software

Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, requires all costs related to the development of internal-use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are capitalized and amortized over the estimated useful life of the software. Internally developed software costs are amortized on a straight-line basis over the estimated useful life of the software.  During the year ended August 31, 2008 and period ended August 31, 2007 the Company capitalized developed software costs of $79,415 and $152,000, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated allowance for doubtful accounts receivable, valuation allowance for deferred tax assets, impairment of long-lived assets and intangible and the valuation of warrants and restricted stock grants. Actual results could materially differ from those estimates.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

On our about January 1, 2007, the Company entered into a Software Development and Consulting Agreement with Timothy Miller, in his capacity as President of Atreides, LLC, described in greater detail above.   Timothy Miller is the Chief Executive Officer, President and Director of the Company.  Mr. Miller is also the sole officer and employee of Atreides, LLC.  Atreides, LLC does not have any clients which compete with the Company.

On or about January 1, 2007, the Company entered into a Software Development and Consulting Agreement with Eric Woods in his capacity as President of DataMethodology, LLC, described in greater detail above.  Eric Woods currently holds 7.7% of the Company’s Common Stock.  Mr. Woods is the sole officer and employee of DataMethodology, LLC.  DataMethodology, LLC does not have any clients which compete with the Company.

In June 2007, the Company issued 5,022,000 restricted shares of its Common Stock in consideration for an aggregate of $300 including 1,757,700 shares to Timothy Miller, the Company’s Chief Executive Officer, President and Director, 1,406,160 shares to Jim Stevenson, 1,255,500 shares to Joe Miller, the our Vice President of Sales (a non-executive position) and the brother of Timothy Miller, our Chief Executive Officer, and 602,640 shares to Eric Woods.

In October 2007, we issued an aggregate of 552,420 restricted shares of our Common Stock to Ray Miller, the father of Timothy Miller, our Chief Executive Officer, in consideration for aggregate consideration of $150,000.

In January 2008, we issued an aggregate of 234,360 restricted shares of our Common Stock to Jim Stevenson and 234,360 restricted shares of our Common Stock to another investor for aggregate consideration of $150,000 ($75,000 each).

In April 2008, we issued an aggregate of 401,760 restricted shares of our Common Stock to three investors for aggregate consideration of $150,000.

In June 2008, we issued an aggregate of 1,054,620 restricted shares of our Common Stock to Doug Cooper, an individual, for aggregate consideration of $400,000.

During the years ending August 31, 2008 and 2007, the Company paid Atreides, LLC. $112,900 for various services related to testing and designing software, $57,000 for maintenance and upgrading software related issues, and $19,000 for managing and training the Company’s sales representatives.  Our Chief Executive Officer, President and Director, Timothy Miller, is the President of Atreides, LLC.

During the years ending August 31, 2008 and 2007, the Company paid DataMethodology, Inc. approximately $118,515 for software design and development, and approximately $80,015 for maintenance and upgrading software related issues.  Eric Woods, who currently is a 7.7% shareholder of the Company, is the President of DataMethodology, Inc.

During the years ending August 31, 2008 and 2007, the Company has been charging various operating expenses on Timothy Miller’s American Express charge cards.  The Company has been paying American Express directly for the Company’s portion of the expenses.  As of August 31, 2008 and 2007, the outstanding balance owed to American Express was approximately $12,677 and $24,200, respectively, which is included in the accounts payable and accrued liabilities listed on the Company’s balance sheet for the year ended August 31, 2008.

In June 2007, the Company borrowed $160,000 from Jim Stevenson through a promissory note.  The promissory note bears no interest and has no collateral and is due and payable upon (1) the sale of the Company’s business or the liquidation of a majority of its assets or (2) the Company reaching “a level of profitability” and a majority of the Company’s shareholders voting to repay the note before the sale of the Company or the liquidation of its assets.  Pursuant to the terms of the note, it must be paid in whole or in part before any other debt obligations of the Company beyond normal operating costs.  Mr. Stevenson is currently a 21.1% shareholder of the Company and is therefore considered an affiliate.

In May 2008, the Company borrowed $40,000 from Jim Stevenson with no interest and due on demand.  In May, 2008, the loan was repaid.

In April 2008, the Company borrowed $20,000 from Ray Miller with no interest and due on demand.  In May 2008, the loan was repaid.  Ray Miller was a 7.37% shareholder of the Company at the time of the loan and was therefore considered an affiliate.  Ray Miller died in July 2008.  He is survived by his wife, Sharon Miller, who is the beneficial owner of his shares in the Company, which currently represent 7.1% of the Company’s outstanding Common Stock.

In October 2008, we issued an aggregate of 142,857 units to Doug Cooper, each unit consisting of one share of our Common Stock and one warrant to purchase one share of our Common Stock at an exercise price of $0.70 per share, for aggregate consideration of $100,000.  The warrants expire in October 2011.

For the quarter ended November 30, 2008, the Company prepaid credit cards in the name of Timothy Miller, the Company’s Chief Executive Officer, President and Director, for future expenses. As of November 30, 2008, the outstanding balance related to the advances was $7,598.

In February 2009, we entered into amendments to the agreements with Atreides and DataMethodology, to clarify those agreements.  The agreements were each amended to remove the right of Atreides and DataMethodology to hold a security interest over the intellectual property they develop for us and to remove language regarding Atreides’ and DataMethodology’s ownership of certain intellectual property they create while performing services on our behalf.  Additionally, the Atreides Agreement was amended to clarify that Atreides, and not Mr. Miller, has no right to take actions in the name of and/or bind the Company.  The effects of the amendments are reflected in the discussion of the agreements, above.

Effective February 24, 2009, Matthew Lozeau was appointed as the Secretary of the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by our sole Director, Tim Miller.  In connection with the approval of the transactions described above, Mr. Miller took into account several factors, including his fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, Mr. Miller, as our sole Director will continue to approve any related party transaction based on the criteria set forth above.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Timothy Miller CEO, President, and Director	2008	116,900(1)	-	-	-	-	-	-	$116,900
	2007	72,000(1)	-	--	-	-	-	-	$72,000

The table above does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.  Other than the individual listed above, we had no executive employees or Directors during the years listed above.

(1) Represents amounts paid pursuant to Mr. Miller’s consulting agreement, as described in greater detail above.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Our Board of Directors, currently consisting solely of Timothy Miller, does not currently receive any consideration for its services as a member of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting solely of Mr. Miller, determines the compensation given to our executive officers in its sole determination. Our Chief Executive Officer and President, Mr. Miller, receives no compensation from us other than through the Software Development and Consulting Agreement described under the “Material Agreements” section above.  As such, we do not currently have any executive compensation program in place; however, Mr. Miller in his capacity as our sole Director has the power to set his own compensation, without the required approval of any other individual or shareholder. Additionally, our Board of Directors, currently consisting solely of Mr. Miller, reserves the right to pay our executives a salary, and/or issue them shares of Common Stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance in the future. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance based stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of Directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the Directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options, Warrants and Convertible Securities

In October 2008, we issued an aggregate of 142,857 units to Doug Cooper, each unit consisting of one share of our Common Stock and one warrant to purchase one share of our Common Stock at an exercise price of $0.70 per share for cash.  The warrants expire in October 2011.  Mr. Cooper is currently a 16.9% shareholder of the Company, including the warrants to purchase 142,857 shares he holds and assuming their exercise.  Other than the warrants to purchase 142,857 shares held by Mr. Cooper, the Company currently has no other outstanding options, warrants or convertible securities.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 7,779,806 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement, 106,000 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops.  The remaining 7,673,806 shares of our currently issued and outstanding Common Stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability.  The Company may also raise capital in the future by issued issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act—assuming we are not and were never a “shell company.”  Rule 144 governs the resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an “affiliate” of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates, which were not issued or sold in connection with a public offering.  All of the shares sold pursuant to this Prospectus will be subject to the resale rules and regulations of Rule 144.

Under Rule 144 as currently in effect, if we remain a non-reporting company, a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding common shares.  Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should become a “reporting company,” as defined by the SEC, the conditions applicable to the resale of securities under Rule 144 are different.  As a reporting company, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale and who owns shares that were purchased from us (or any affiliate) at least six months previously, would be entitled to sell such shares without restrictions other than the availability of current public information about us.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above.  A non-affiliate person who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 106,000 shares of Common Stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders

Shareholder	Date Shares Acquired	Common Stock Beneficially Owned Before Resale	Amount Offered (Assuming all shares immediately sold)	Shares Beneficially Owned After Resale(1)
Austin, Jason(2)	Dec. 2008	2,000	2,000	--
Clifford, Ronald A.(2)	Dec. 2008	2,000	2,000	--
Coleman, John P. (3)(5)	Jan. 2008	502,200 (4)	10,000	492,200
Coleman, John T. (5)	April 2008	133,920	10,000	123,920
Cooper, Darius L. and Sharon K. (2)	Dec. 2008	10,000	10,000	--
Cox, Sandra(2)	Dec. 2008	2,000	2,000	--
Diehl, Stanley L. and Josephine E. (2)	Dec. 2008	71,429	10,000	61,429
Grimes, John David(2)	Dec. 2008	2,000	2,000	--
Grimes, Kenneth Simon(2)	Dec. 2008	4,000	4,000	--
Grisham, John A. and Emily P. Grisham, Trustees of the John A. Grisham Trust UTA, Dated 1/22/98(2)(6)	Dec. 2008	3,000	3,000	--
Gunter, Steve(2)	Dec. 2008	2,000	2,000	--
Gurley, Richard Dean(2)	Dec. 2008	2,000	2,000	--
Hamrick, Geoff(2)	Nov. 2008	2,000	2,000	--
Hellums, Eunice(2)	Nov. 2008	2,000	2,000	--
Hellums, Larry(2)	Nov. 2008	2,000	2,000	--
Hill, Alva L. Jr. and Kay B. (2)	Dec. 2008	2,000	2,000	--
Hutto, Casey(2)	Dec. 2008	2,000	2,000	--
Jackson, Tim(2)	Dec. 2008	2,000	2,000	--
Junginger, George(2)	Nov. 2008	2,000	2,000	--
Lee, Kenneth Jack(2)	Dec. 2008	2,000	2,000	--
Lozeau, Matt(2)(8)	Dec. 2008	3,000	3,000	--
Miller, Joshua H. (2)	Dec. 2008	2,000	2,000	--
Miller, Sharon (7)	Dec. 2007	552,420	10,000	542,420
Nicolosi, Anthony(2)	Dec. 2008	2,000	2,000	--
Rodriguez, Alex(2)	Dec. 2008	6,000	6,000	--
Spencer, Tina Rae(2)	Nov. 2008	2,000	2,000	--
Valvaneda, Charlotte(2)	Dec. 2008	2,000	2,000	--
Valvaneda, John(2)	Dec. 2008	2,000	2,000	--
York, Gary T. (2)	Dec. 2008	2,000	2,000	--

		TOTAL	106,000

 (1) Assuming the sale of all shares registered herein.

(2) Purchased shares of Common Stock at $0.70 per share pursuant to Private Placements pursuant to an exemption from registration provided by Rule 506 of Regulation D.

(3) In January 2008, we sold an aggregate of 234,360 restricted shares of our common stock to John P. Coleman for aggregate consideration of $75,000.

(4) This number includes 133,920 shares held by Mr. Coleman’s wife, Christena Coleman, which shares he is deemed to beneficially own.

(5) In April 2008, we sold an aggregate of 401,760 restricted shares of our common stock to three investors (John P. Coleman, Christena Coleman and John T. Coleman), 133,920 shares each, for aggregate consideration of $150,000.

(6) John A. Grisham has investment control over the trust.

(7)  In October 2007, we sold an aggregate of 552,420 restricted shares of our common stock to Ray Miller, the father of Timothy Miller, our Chief Executive Officer, in consideration for aggregate consideration of $150,000.  Ray Miller subsequently past away and his shares are now held by his wife, Sharon Miller, Timothy Miller’s mother.

(8) Mr. Lozeau is the Secretary of the Company.

Upon the effectiveness of this Registration Statement, the 7,673,806 outstanding shares of Common Stock not registered herein, will be subject to the resale provisions of Rule 144. The 106,000 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.70 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our Common Stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our Common Stock and the Company’s Common Stock has never been quoted on any market or exchange.  Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of February 25, 2009 , there were 7,779,806 shares of Common Stock outstanding, held by approximately 35 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on August 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this Prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  Neither The Loev Law Firm, PC nor its President, David M. Loev, hold any interest in the Company.

FINANCIAL STATEMENTS

The Financial Statements included below are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to SUMOTEXT Incorporated are filed as part of this Prospectus.

Table of Contents to Financial Statements

Unaudited Financial Statements:	Page

Audited Financial Statements

SUMOTEXT, INC.
BALANCE SHEETS
(Unaudited)
	November 30, 2008	August 31, 2008
Assets

Current Assets:
Cash	$198,078	$329,028
Accounts receivables	2,804	-
Employee receivables	13,805	5,805
Advances to shareholder	7,598	-
Deposits	2,500	2,500
Total Current Assets	224,785	337,333

Property and equipment, net of accumulated depreciation of $47,981 and $35,245	208,126	216,342

Total assets	$432,911	$553,675

Liabilities and Stockholder's Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities	$14,400	$25,657
Advances from shareholder	-	12,677
Accrued expenses	2,400	2,400
Deferred revenue	3,280	12,000
Note payable	160,000	160,000

Total current liabilities	180,080	212,734

Total liabilities	180,080	212,734

Stockholder's Equity (Deficit)

Preferred stock: $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock: $0.0001 par value, 100,000,000 shares authorized, 7,740,806 and 7,499,520 shares issued and outstanding	774	750
Additional paid-in capital	1,018,426	849,550
Stock subscriptions receivable	(68,900)	-
Accumulated deficit	(697,469)	(509,359)
Total stockholders' equity(deficit)	252,831	340,941

Total liabilities and stockholders' equity	$432,911	$553,675

The accompanying notes are an integral part of these financial statements

SUMOTEXT, INC.
STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter ended November 30,
	2008	2007
Revenues

Subscription services	$101,436	$-

Total Revenues	101,436	-

Cost of revenues	43,200	-

Gross margin	58,236	-

Selling, general and administrative expenses	234,039	35,327
Depreciation and amortization	12,736	866

Operating expenses	246,775	36,193

Operating loss	(188,539)	(36,193)

Interest income	429	441

Net loss	(188,110)	(35,752)

Basic and diluted loss per share	$(0.03)	$(0.01)

Basic and diluted weighted average of common shares outstanding	7,563,958	5,503,287

The accompanying notes are an integral part of these financial statements

SUMOTEXT, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
Quarter Ended November 30, 2008
(Unaudited)

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total
Balances at 08/31/08	7,499,520	$750	-	$-	$849,550	$-	$(509,359)	$340,941

Shares issued for cash	142,857	14			99,986			100,000

Shares issued for subscription receivable	98,429	10			68,890	(68,900)		-

Net Loss							(188,110)	(188,110)

Balances at 11/30/08	7,740,806	$774	-	$-	$1,018,426	$(68,900)	$(697,469)	$252,831

The accompanying notes are an integral part of these financial statements

SUMOTEXT, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
	Quarter ended November 30,
	2008	2007

Cash flows from operating activities:

Net loss	$(188,110)	$(35,752)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,736	866
Changes in operating assets and liabilities:
Accounts receivables	(2,804)	-
Employee receivables	(8,000)	-
Deposits	-	-
Accounts payable	(11,257)	-
Accrued expenses	-	-
Deferred revenue	(8,720)	-

Net cash used in operating activities	(206,155)	(34,886)

Cash flows from investing activities:

Purchase of property and equipment	(4,520)	(78,098)

Net cash used in investing activities	(4,520)	(78,098)

Cash flows from financing activities:

Payments on advances from shareholder	(20,275)	(11,134)
Proceeds from issuance of stock	100,000	150,000

Net cash provided by financing activities	79,725	138,866

Net increase (decrease) in cash and cash equivalents	(130,950)	25,882

Cash and cash equivalents, beginning of period	329,028	39,478

Cash and cash equivalents, end of period	$198,078	$65,360

Supplemental cash flow information:	$-	$-
Interest paid	$-	$-
Taxes paid	$-	$-

Non-cash investing and financing activities:
Shares issued for subscription receivable	$68,900	$-

The accompanying notes are an integral part of these financial statements

SUMOTEXT, Inc.
NOTES TO THE FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

The accompanying unaudited interim financial statements of Sumotext, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Sumotext’s Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period is not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period ended August 31, 2008, as reported in the Form S-1, have been omitted.

Note 2.  Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered significant operating losses, used substantial funds in its operations, and needs to raise additional funds to accomplish its objectives. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3.  Related Party Transactions

During the quarter ending November 30, 2008, the Company paid Atreides, Inc., a company owned 100% by the President and a shareholder of the Company, $12,700 for maintenance and upgrading software related issues which was recorded as cost of revenue and $12,700 for managing and training the Company’s sales representatives which was recorded as selling, general and administrative expenses.  During the quarter ending November 30, 2008, the Company paid Datamethodology, Inc., a company owned 100% by another shareholder of the Company, $30,500 for maintenance and upgrading software related issues.

For the quarter ended November 30, 2008, the Company prepaid credit cards for which the President is the cardholder to be used for future operating expenses of the Company.   As of November 30, 2008, the outstanding balance related to the advances was $7,598.

Note 4.  Stockholders’ Equity

Common Stock

In October 2008, the Company issued 142,857 shares of common stock along with one warrant to purchase one share of common stock at an exercise price of $0.70 per share for aggregate consideration of $100,000. The warrants expire on October 24, 2011.  As of November 30, 2008 all of the warrants remain outstanding.

In November 2008, the Company issued stock subscriptions for 98,429 shares of common stock at a price of $0.70 per share for total consideration of $68,900 which is recorded as a subscription receivable as of November 30, 2008.  The receivable was collected in December 2008.

Note 5.  Subsequent event

In December 2008 the Company issued 39,000 shares of common stock for cash totaling $27,300.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
SUMOTEXT, Inc. (formerly Reminderbox, Inc.)
Little Rock, AR

We have audited the accompanying balance sheets of SUMOTEXT, Inc. as of August 31, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended August 31, 2008 and for the period from June 8, 2007 (inception) to August 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  SUMOTEXT, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of SUMOTEXT, Inc. internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SUMOTEXT, Inc. as of August 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended August 31, 2008 and for the period from June 8, 2007 (inception) to August 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming SUMOTEXT, Inc. will continue as a going concern.  As discussed in Note 2 to the financial statements, SUMOTEXT, Inc. suffered net losses and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
November 6, 2008

SUMOTEXT, Inc.
BALANCE SHEETS

	August 31, 2008	August 31, 2007
Assets

Current Assets:
Cash	$329,028	$39,478
Employee receivables	5,805	-
Deposits	2,500	-
Total Current Assets	337,333	39,478

Property and equipment, net of accumulated depreciation of $35,245 and $732	216,342	169,129

Total assets	$553,675	$208,607

Liabilities and Stockholder's Equity (Deficit)

Current liabilities:
Accounts payable	$25,657	$12,321
Advances from shareholder	12,677	58,700
Accrued expenses	2,400	-
Deferred revenue	12,000	-
Note payable	160,000	160,000

Total current liabilities	212,734	231,021

Total liabilities	212,734	231,021

Stockholder's Equity (Deficit)

Preferred stock: $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock: $0.0001 par value, 100,000,000 shares authorized, 7,499,520 and 5,022,000 shares issued and outstanding, respectively	750	502
Additional paid-in capital	849,550	(202)
Accumulated deficient	(509,359)	(22,714))
Total stockholders' equity (deficit)	340,941	(22,414)

Total liabilities and stockholders' equity (deficit)	$553,675	$208,607

The accompanying notes are an integral part of these financial statements

SUMOTEXT, Inc.
STATEMENTS OF OPERATIONS

		June 8, 2007
	Year ended	(Inception) to
	August 31,	August 31,
	2008	2007
Revenues

Subscription services	$83,477	$-

Total Revenues	83,477	-

Cost of revenues	101,015	-

Gross margin loss	(17,538)	-

Selling, general and administrative expenses	436,447	21,997
Depreciation and amortization	34,513	732

Operating expenses	470,960	22,729

Operating loss	(488,498)	(22,729)

Interest income	1,853	15

Net loss	(486,645)	(22,714)

Basic and diluted loss per share	$(0.08)	$(0.00)

Basic and diluted weighted average of common shares outstanding	6,108,403	5,022,000

The accompanying notes are an integral part of these financial statements

SUMOTEXT, Inc.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit
Balance at June 8, 2007, inception	-	$-	$-	$-

Shares issued for cash	5,022,000	502	(202)	-

Net Loss	-	-	-	(22,714)

Balance, August 31, 2007	5,022,000	502	$(202)	$(22,714)

Shares issued for cash	2,477,520	248	849,752	-

Net Loss	-	-	-	(486,645)

Balance, August 31, 2008	7,499,520	$750	$849,550	$(509,359)

The accompanying notes are an integral part of these financial statements

SUMOTEXT, Inc.
STATEMENTS OF CASH FLOWS

		June 8, 2007
	Year ended	(Inception) to
	August 31,	August 31,
	2008	2007

Cash flows from operating activities:

Net loss	(486,645)	$(22,714)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,513	732
Changes in operating assets and liabilities:
Employee receivables	(5,805)	-
Deposits	(2,500)	-
Accounts payable	13,336	12,321
Accrued expenses	2,400	-
Deferred revenue	12,000	-

Net cash provided by (used in) operating activities	(432,701)	(9,661)

Cash flows from investing activities:

Purchase of property and equipment	(81,726)	(169,861)

Net cash used in investing activities	(81,726)	(169,861)

Cash flows from financing activities:
Advances (payments) from (to) shareholder	(46,023)	58,700
Payment of notes payable	(60,000)	-
Proceeds from issuance of notes payable	60,000	160,000
Proceeds from issuance of stock	850,000	300

Net cash used in financing activities	803,977	219,000

Net increase (decrease) in cash and cash equivalents	289,550	39,478

Cash and cash equivalents, beginning of period	39,478	-

Cash and cash equivalents, end of period	329,028	$39,478

Supplemental cash flow information:
Interest paid	-	$
Taxes paid	-	$

The accompanying notes are an integral part of these financial statements

Note 1 - Description of Operations and Summary of Significant Accounting Policies

SUMOTEXT, Inc. (“the Company”) was incorporated as Reminderbox, Inc. in Arkansas on June 8, 2007 and primarily does business at http://www.sumotext.com.  On September 10, 2008 the Company converted into a Nevada corporation and contemporaneously changed its name to SUMOTEXT Incorporated.  The Company is a hosted application provider that enables businesses to instantly launch product offers, promotions, and time-sensitive alerts into the mobile channel via shared or dedicated mobile short codes.

As consumers ‘opt-in’ to one of the Company’s business client’s mobile programs, the consumer’s mobile contact information is added to that client’s database. This ‘opt-in’ process gives that client expressed permission to send that customer targeted marketing campaigns via SMS (Short Message Service), also known as text messaging.

The Company attracts new clients by offering short code technology solutions that are designed for specific industries and applications. These packaged solutions are 'ready-to-go' and leverage the Company’s carrier relationships and proprietary SMS Gateway and campaign management tools. This enables the Company's clients to instantly launch and manage mobile loyalty, rewards, and alert programs.

Like all short code application providers, the Company leases short codes through the Common Short Code Administration (CSCA) and maintains connections to wireless networks through wireless carrier's appointed SMS aggregators. Performance failure by one or more of these partners may have an adverse impact on the Company’s business or operating results.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk
The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits.  As of August 31, 2008 the cash accounts exceeded the federal insurance limit by $229,028.

Revenue Recognition
The Company generates revenue through SaaS (Software as a Service) monthly service subscriptions fees. The Company’s revenue transactions include set-up fees and recurring monthly subscription payments from small businesses and brand companies that desire to create mobile loyalty and rewards programs. The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee is fixed or determinable, and collectability is probable.

The Company recognizes revenue in accordance with Emerging Issues Task Force (EITF) Issue No. 00-3, Application of AICPA Statement of Position No. 97-2, Software Revenue Recognition, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware, and Staff Accounting Bulletin No. 104, Revenue Recognition in the Financial Statements. EITF Issue No. 00-3 states that a software element covered by SOP 97-2 is only present in a hosting arrangement if the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty and it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software. The Company’s hosting arrangements do not allow the customer the contractual right to take possession of the software during the hosting period; accordingly, the hosting arrangements are considered service contracts. Revenues are recognized as the subscription services are provided.  Amounts collected prior to subscription use being provided are recorded as deferred revenue.

Property and Equipment
Property and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the assets, ranging from three to seven years. The cost of normal maintenance and repairs is charged to expense as incurred and expenditures for major improvements are capitalized at cost. Gains or losses on the disposition of assets are reflected in the income statement at the time of disposal.

Impairment of Long-Lived Assets
The Company applies the provisions of Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During 2008 and 2007, there was no impairment of long-lived assets.

Internally Developed Software
Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, requires all costs related to the development of internal-use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are capitalized and amortized over the estimated useful life of the software. Internally developed software costs are amortized on a straight-line basis over the estimated useful life of the software.  During the year ended August 31, 2008 and period ended August 31, 2007 the Company capitalized developed software costs of $79,415 and $152,000, respectively.

Income Taxes
The Company is an S corporation under the provisions of the Internal Revenue Code of 1986, as amended.  For federal and state income tax purposes, the Company is not subject to tax on its income.  The Company’s income or loss flows through to the shareholders of the Company and is taxed to them individually.  Effective September 1, 2008, the Company revoked its election under Internal Revenue Code Sec. 1362(a) to be an S corporation and reverted to a C corporation.  The Company will file a short period return as an S corporation for the year ended August 31, 2008.

Fair Value of Financial Instruments
The carrying amount of the Company’s cash equivalents, employee receivable, deposits accounts payable and accrued expenses approximates their estimated fair values due to the short-term nature of those financial instruments.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated allowance for doubtful accounts receivable, valuation allowance for deferred tax assets, impairment of long-lived assets and intangible and the valuation of warrants and restricted stock grants. Actual results could materially differ from those estimates.

Advertising
The Company expenses advertising costs as they are incurred. The total advertising costs expensed for the year ended August 31, 2008 and for the period ended August 31, 2007 was $20,716 and $1,832 respectively.

Earnings (Loss) Per Share
Statement of Financial Accounting Standards FASB No. 128, “Earnings per Share”, which replaces the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share, is used to calculate earnings per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings (loss) per share.

Stock Split
On June 30, 2008 the Company implemented a 16,740 to 1 stock split.  The par value of the common stock changed from $1.00 to $.0001.  All shares and per share amounts have been restated in the financial statements and in the notes to the financial statements for all periods presented to reflect the stock split.

Recent Accounting Pronouncements
The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its material position or results of operations.

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   The Company has suffered significant operating losses and used substantial funds in its operations.  The Company intends to raise capital through its current shareholders and will seek new investors.  In addition the Company intends to increase revenue through various marketing plans.  The current financial conditions and the uncertainty of the Company’s future plans raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3. Related Party Transactions

During the year ended August 31, 2008 and for the period ended August 31, 2007, the Company entered into contracts with two companies, Atreides, Inc., owned 100% by the President and shareholder of the Company, and Datamethodology, Inc., owned 100% by another shareholder of the Company.  The companies were contracted to design, develop and test the hosted application software that the Company uses to generate revenue.  For the year ended August 31, 2008 and for the period ended August 31 2007, the Company incurred expenses related to designing, developing  and testing software due to Atreides, Inc of $43,400 and $69,500 respectively, of which all was paid as of August 31, 2008 and $34,500 was accrued as of August 31, 2007. These amounts were capitalized as software and recorded at the same basis incurred by Atreides, Inc. During the year ending August 31, 2008, the Company paid Atreides, Inc. $57,000 for maintenance and upgrading software related issues which was recorded as cost of revenue and $19,000 for managing and training the Company’s sales representatives which was recorded as selling, general and administrative expenses.  For the year ended August 31, 2008 and for the period ended August 31 2007, the Company incurred expenses related to designing, developing, and testing software due to  Datamethodology, Inc. of $36,015 and $82,500 respectively, of which all was paid.   These amounts were capitalized as software and recorded at the same basis incurred by Datamethodology.  During the year ending August 31, 2008, the Company paid Datamethodology, Inc. $82,015 for maintenance and upgrading software related issues.

For the year ended August 31, 2008 and for the period ended August 31, 2007, the Company’s President advanced funds to the Company.   As of August 31, 2008 and 2007, the outstanding balance related to the advances was $12,677 and $24,200, respectively.

In June 2007, the Company borrowed $160,000 from a shareholder of the Company.  The note payable is due on demand, bears no interest, and has no collateral. As of August 31, 2008 and 2007 the entire balance of the note was outstanding.

During May 2008, the Company borrowed $40,000 from a shareholder of the Company with no interest and due on demand.  In May, 2008, the loan was repaid.

During April 2008, the Company borrowed $20,000 from another shareholder of the Company with no interest and due on demand.  In May 2008, the loan was repaid.

Note 4. Operating Lease

The Company conducts its operations from two facilities that are leased under operating leases.  One lease is a month-to-month lease with monthly lease payments of $750.  The other facility is an annual lease with monthly lease payments of $2,500 which expires March 9, 2009.

The following is a schedule of future minimum rental payments under the above operating leases as August 31, 2008:

Year Ending August 31, 2009	Amount
$15,000
$15,000

Rental expense for the year ended August 31, 2008 and for the period ended August 31 2007, amounted to $15,250 and $0 respectively.

Note 5. Property and Equipment

Property and equipment consisted of the following:

	August 31, 2008	August 31, 2007
Equipment (3-5 year life)	$17,873	$15,562
Furniture and fixtures (3-5 year life)	2,299	2,299
Internal Use Developed Software (5 year life)	231,415	152,000

Total	251,587	169,861

Accumulated depreciation and amortization	(35,245)	(732)
	$216,342	$169,129

Depreciation expense for year ended August 31, 2008 and for the period ended August 31, 2007 was $34,513 and $732, respectively.

Note 6. Stockholders’ Equity

Common Stock

In June 2007, the Company issued 5,022,000 founders common shares for cash totaling $300.

In October 2007, the Company issued 552,420 common shares for cash totaling $150,000.

In January 2008, the Company issued 468,720 common shares for cash totaling $150,000.

In April 2008, the Company issued 401,760 common shares for cash totaling $150,000.

In June 2008, the Company issued 1,054,620 common shares for cash totaling $400,000.

In June 2008, the Company effected a 16,740 to 1 forward stock split resulting in the increasing the outstanding common stock from 448 to 7,499,520 shares.  The par value per share was reduced to .0001 from $1 and the amount of authorized shares was increased to 100,000,000 from 100,000.

Note 7.  Subsequent event

On October 24, 2008 the Company issued 142,857 common shares for cash totaling $100,000.  For each common share the holder received one warrant to purchase one common share at an exercise price of $.70. The warrants expire on October 24, 2011.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$2.28
Attorney's fees and expenses	25,000	*
Accountant's fees and expenses	15,000	*
Transfer agent's and registrar fees and expenses	1,000	*
Printing and engraving expenses	1,000	*
Miscellaneous expenses	0	*

Total	$42,002.28	*

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In June 2007, the Company issued 5,022,000 restricted shares of its common stock in consideration for an aggregate of $300, including 1,757,700 shares to Timothy Miller, the Company’s Chief Executive Officer, President and Director, 1,406,160 shares to Jim Stevenson, 1,255,500 shares to Joe Miller, our Vice President of Sales (a non-executive position) and the brother of Timothy Miller, our Chief Executive Officer, and 602,640 shares to Eric Woods.   We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In October 2007, we issued an aggregate of 552,420 restricted shares of our common stock to Ray Miller, the father of Timothy Miller, our Chief Executive Officer, in consideration for aggregate consideration of $150,000.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In January 2008, we issued an aggregate of 234,360 restricted shares of our common stock to Jim Stevenson and 234,360 restricted shares of our common stock to another investor for aggregate consideration of $150,000 ($75,000 each).  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In April 2008, we issued an aggregate of 401,760 restricted shares of our common stock to three investors for aggregate consideration of $150,000.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In June 2008, we issued an aggregate of 1,054,620 restricted shares of our common stock to Doug Cooper, an individual, for aggregate consideration of $400,000.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In October 2008, we issued an aggregate of 142,857 units to Doug Cooper, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $0.70 per share, for aggregate consideration of $100,000.  The warrants expire in October 2011.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

From November 2008 to December 2008, the Company sold a total of 137,429 shares of common stock for an aggregate of $96,200 to 26 investors through a Private Placement Memorandum offering.  The Company claims an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended for the above sales.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1(1)	Software Development and Consulting Agreement with Atreides, LLC

Exhibit 10.2(1)	Software Development and Consulting Agreement with DataMethodology, LLC

Exhibit 10.3*	First Amendment to Software Development and Consulting Agreement with Atreides, LLC

Exhibit 10.4*	First Amendment to Software Development and Consulting Agreement with DataMethodology, LLC

Exhibit 23.1*	Consent of Malone & Bailey, PC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

*   Attached hereto.
(1) Filed as an Exhibit to the Company’s Registration Statement on Form S-1, filed with the Commission on January 23, 2009, and incorporated by reference herein.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.
For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a). If the registrant is relying on Rule 430B:

1.
Each Prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

2.
Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b). If the registrant is subject to Rule 430C:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Little Rock, Arkansas, on February 27, 2009.

SUMOTEXT INCORPORATED

By: /s/ Timothy Miller
Timothy Miller
Chief Executive Officer
(Principal Executive Officer)
and Principal Accounting Officer
(Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Timothy Miller
Timothy Miller
Chief Executive Officer
(Principal Executive Officer),
Principal Accounting Officer
(Principal Financial Officer),
Treasurer and Director

February 27, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1(1)	Software Development and Consulting Agreement with Atreides, LLC

Exhibit 10.2(1)	Software Development and Consulting Agreement with DataMethodology, LLC

Exhibit 10.3*	First Amendment to Software Development and Consulting Agreement with Atreides, LLC

Exhibit 10.4*	First Amendment to Software Development and Consulting Agreement with DataMethodology, LLC

Exhibit 23.1*	Consent of Malone & Bailey, PC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Attached hereto.
(1) Filed as an Exhibit to the Company’s Registration Statement on Form S-1, filed with the Commission on January 23, 2009, and incorporated by reference herein.